Exhibit 10.10


                         FIFTH AMENDMENT
                         UAL CORPORATION
                  EMPLOYEE STOCK OWNERSHIP PLAN
                 (Effective as of July 12, 1994)


          By virtue and in exercise of the amending power reserved to UAL Corporation (the "Company") under Section 13.1(a) of the UAL Corporation Employee Stock Ownership Plan (effective as of July 12, 1994) (the "Plan"), which amending power thereunder is subject to the approval of the Air Line Pilots Association International ("ALPA") and the International Association of Machinists and Aerospace Workers (the "IAM"), the Company hereby amends the Plan, subject to the approval of ALPA and the IAM, as follows, effective as of January 1, 1996 (except as specified below).

          1. The following is hereby added to the end of the first paragraph of Section 1(p):

     "With respect to a Participant who is a member of the Management and Salaried Employee Group, if the Company implements a program of vacation buy-backs applicable to individuals who have not terminated employment, Compensation shall include the amounts payable on or after January 1, 1996 under such a program. With respect to the Management and Salaried Employee Group, notwithstanding the preceding sentence, Compensation shall continue to exclude pay received for vacation time that was accrued but not actually taken as vacation before termination of employment by retirement or otherwise."

          2. Section 1(yy) is amended by adding the following to the end of the section:

     "The Wage Investment for members of the IAM Employee Group shall be calculated by including hours for which the Participant receives payment as a vacation buy back under a vacation buy back program implemented by the Company on or after January 1, 1996. Such Wage Investment shall be credited in the Plan Year in which such payment occurs."

          3. Section 5.4(a)(iv) is amended by adding the following to the end of the section:

     "Effective January 1, 1997, the Company elects to apply the rule provided by Code Section 414(q)(1)(B)(ii).
     Accordingly, commencing with the Plan Year beginning January 1, 1997, "highly compensated employee" means any Employee who (1) was a 5% owner at any time during the Plan Year or the preceding Plan Year, or (2) for the preceding Plan Year both (i) had compensation from the employer in excess of $80,000 (as indexed under Code Section 414(q)), and (ii) was in the top-paid group of Employees."

          4. Section 7.4(a)(iii) is amended by adding the following to the end of the section:

     "Effective January 1, 1997, the requirement that distributions commence following age 70-1/2, but before termination of employment, shall only apply in the case of a Participant who is a 5% owner with respect to the Plan Year in which the Participant attains age 70-1/2. For all Participants other than the 5% owners referred to in the preceding sentence, it is intended that distributions prior to termination of employment be limited to the amount, if any, required under Code Section 411(d)(6)(B)(ii). Accordingly, (1) no distribution to such a Participant shall be made unless the Participant elects to commence distributions, (2) the amount of the distributions to such a Participant shall not exceed the amount which the Participant would have been required to receive, based upon the Participant's Account balance as of December 31, 1996 under the terms of this Plan as they existed prior to adoption of the Fifth Amendment, and (3) if, by regulation, ruling or otherwise, it is established that it is permissible to delay any distributions for such a Participant until the Participant terminates employment, then distributions shall be so delayed. In the case of any Participant whose distributions commenced before January 1, 1997, distributions shall cease for the 1997 and subsequent Plan Years if the employee so elects."

          5.  The following is hereby added to the end of
Section 7.11:

     "If an appeal is filed regarding the status of a domestic relations order following a determination by the Company of the status of such order, and the Committee deadlocks with respect to such appeal, then the matter shall not be referred to a neutral arbitrator. Instead, the determination by the Company concerning the status of such domestic relations order shall be considered final."

          6. Appendix A, concerning special annual allocations, is amended by adding the following to the end of the paragraph entitled "Other Special Annual Allocations":

     "The Committee may adopt a Special Annual Allocation which is designed to resolve situations which occurred in any Plan Year during the Wage Investment Period even if the situation occurred before the Plan Year immediately preceding the Plan Year in which the Committee adopted the Special Annual Allocation. Thus, for example, if the Committee determines that, as a result of missing data or a similar reason, a Participant's Account was not allocated the appropriate number of shares in 1994, the Committee may adopt a Special Annual Allocation for 1996 to resolve such situation."

          7. Appendix A is amended by adding the following new paragraph to the end of Appendix A:

     "Special Annual Allocations for USERRA.

               a. Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

               b. The benefits required by subsection (a) above shall be provided through a Special Annual Allocation in the year in which the Participant is reemployed following a period of qualified military service. The number of shares to be credited to such Participant under the Special Annual Allocation shall be determined according to the methods set forth above for the Special Annual Allocation for 1995. The Compensation (or, in the case of a member of the IAM Employee Group, the Wage Investment) for the affected Participant shall be the Compensation or Wage Investment which the employee would have received or been credited with during the period of qualified military service. The other data used for the Special Annual Allocation shall be the data applicable to the Plan Year or Plan Years in which the qualified military service occurred.
          Thus, if a Participant is entitled to a Special Annual Allocation for qualified military service performed in 1995, the Applicable Average Contribution shall be calculated with respect to allocations in the 1995 Plan Year. The Special Annual Allocation under this subsection shall be effective for Participants who returned to employment with the Company on or after January 1, 1996. For Participants who return to employment with the Company on or after October 1, 1994, but before January 1, 1996, shares were previously credited under the Supplemental Plan, and such shares shall be contributed to the accounts of such Participants under this Plan as permitted under Code Section 414(u)."

IN WITNESS WHEREOF, the Company has caused this Fifth
Amendment to be executed on December 31, 1996.

                                   UAL CORPORATION

                                   /s/ Douglas A. Hacker
                                   ---------------------

                                   APPROVED BY:

                                   AIR LINE PILOTS ASSOCIATION,
                                   INTERNATIONAL

                                   /s/ J. Randolph Babbitt
                                   -----------------------
                                   J. Randolph Babbitt, President

                                   /s/ Michael H. Glawe
                                   --------------------
                                   Michael H. Glawe, MEC Chairman

                                   INTERNATIONAL ASSOCIATION
                                   OF MACHINISTS AND
                                   AEROSPACE WORKERS

                                   /s/ Kenneth W. Thiede
                                   ---------------------